Exhibit 33.2

ASSESSMENT OF COMPLIANCE WITH THE APPLICABLE SERVICING CRITERIA

The management (“Management”) of the Corporate Trust Services division of Wells Fargo Bank, National Association (the “Company”) is responsible for assessing the Company’s compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission. Management has determined that the servicing criteria are applicable in regards to the servicing platform for the period as follows:

Period: As of and for the twelve months ended December 31, 2013 (the “Period”).

Platform: The platform consists of asset-backed securities (“ABS”) transactions for which the Company provides trustee (except Delaware trustee or owner trustee) and/or paying agent services and for which (i) some or all of the offered securities for such ABS transactions were publicly offered pursuant to a registration statement delivered under the Securities Act of 1933, as amended, or (ii) the offered securities for such ABS transactions were privately issued pursuant to an exemption from registration and the Company has an obligation under the transaction agreements to deliver an assessment of compliance with the applicable servicing criteria under Item 1122(d) of Regulation AB; provided however that, the platform excludes (a) any transactions for which the securities issued are mortgage-backed securities or mortgage-related asset-backed securities and (b) certain transactions for which the issuing entity has a fiscal year that ends on a date other than the end of the calendar year (the “ABS Platform”). Appendix A identifies the individual transactions defined by Management as constituting the ABS Platform for the Period.

Applicable Servicing Criteria: All servicing criteria set forth in Item 1122(d), to the extent required in the related transaction agreements, in regards to the activities performed by the Company, except for the following servicing criteria: 1122(d)(2)(iii), 1122(d)(3)(i)(B), 1122(d)(3)(i)(C), 1122(d)(3)(i)(D), 1122(d)(4)(iv), 1122(d)(4)(v), 1122(d)(4)(vi), 1122(d)(4)(vii), 1122(d)(4)(viii), 1122(d)(4)(ix), 1122(d)(4)(x), 1122(d)(4)(xi), 1122(d)(4)(xii), 1122(d)(4)(xiii) and 1122(d)(4)(xiv), which Management has determined are not applicable to the activities the Company performed with respect to the ABS Platform for the Period; provided however that, with respect to the ABS Platform, servicing criterion 1122(d)(3)(i)(A) is applicable only to the timeframe in which the Company distributes or makes available to investors the relevant investor reports received by the Company from the entity preparing such reports; provided further that, with respect to the ABS Platform, servicing criterion 1122(d)(3)(ii) is applicable only as it relates to the timeframe of the remittances to investors; and provided further that, with respect to the ABS Platform, for servicing criteria 1122(d)(4)(i) and 1122(d)(4)(ii), the Company is only required to provide the servicer an Indenture Trustee Certificate identifying the status of the collateral certificates (the “Applicable Servicing Criteria”).

With respect to the ABS Platform and the Period, Management provides the following assessment of the Company’s compliance with respect to the Applicable Servicing Criteria:

1. Management is responsible for assessing the Company’s compliance with the Applicable Servicing Criteria.

2. Management has assessed the Company’s compliance with the Applicable Servicing Criteria. In performing this assessment, Management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.

3. With respect to applicable servicing criteria 1122(d)(1)(ii) and 1122(d)(4)(xv), Management has determined that there were no activities performed during the Period with respect to the ABS Platform, because there were no occurrences of events that would require the Company to perform such activities.

4. Based on such assessment for the Period, the Company has complied, in all material respects with the Applicable Servicing Criteria.

KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to Management’s assessment of the Company’s compliance with the Applicable Servicing Criteria for the Period.

WELLS FARGO BANK, National Association

By:	/s/ William P. Walther, Jr.

William P. Walther, Jr.
Title:	Senior Vice President
Dated:	February 26, 2014

Appendix A to the Company’s Assessment of Compliance with the Applicable Servicing Criteria

ABS Platform Transactions
ALLY104
AMCAR081
AMCAR082
AMCAR091
AMCAR101
AMCAR102
AMCAR103
AMCAR104
AMCAR10A
AMCAR10B
AMCAR111
AMCAR112
AMCAR113
AMCAR114
AMCAR115
AMCAR121
AMCAR122
AMCAR123
AMCAR124
AMCAR134
AMOT104
AMOT111
AMOT113
AMOT114
AMOT115

ABS Platform Transactions
AMOT121
AMOT122
AMOT123
AMOT124
AMOT125
AMOT131
AMOT132
AMOT133
APART091
BANKONESER1
CFAST10A
CHASE97ABOAT
CHASE97ARV
GREENTREE961
GREENTREE962
HART10B
OAKWOOD2000C
OAKWOOD2000D
SDART101
SDART102
SDART112
SDART121
SDART124
SDART133

A-1